QUESTIONS AND ANSWERS
GREEN DOT BANK TO ACQUIRE ASSETS AND ASSUME LIABILITIES OF GE CAPITAL RETAIL BANK RELATED TO THE WALMART MONEYCARD PROGRAM
Q1: What does this modification to the Walmart/GE Capital Retail Bank/Green Dot Tri-Party agreement mean?
A: Since program inception in 2006 through today, GE Capital Retail Bank has been the issuing bank for the Walmart MoneyCard program with Green Dot Corporation acting as program manager and service provider to GE Capital Retail Bank and Walmart. With this modification to the current GE Capital Retail Bank/Walmart/Green Dot tri-party agreement, GE Capital Retail Bank has agreed to assign all of its rights and obligations to Green Dot Bank and Walmart has allowed and accepted such assignment. As such, upon the closing of the transaction, GE Capital Retail Bank will no longer be the issuing bank of the Walmart MoneyCard program and instead Green Dot Bank, a wholly owned subsidiary of Green Dot Corporation, will become the issuing bank for that program. Upon the closing of the transaction, as issuing bank, Green Dot Bank will acquire all the assets and assume all the deposit liabilities associated with the Walmart MoneyCard program and Green Dot Bank will become the issuing bank and depository institution for all past and current Walmart MoneyCard accounts on file and all future Walmart MoneyCard accounts issued under the program at least through the end of the current tri-party agreement, which expires in May of 2015.  The transaction is subject to regulatory approval and other customary closing conditions.
Q2: What exactly is Green Dot Corporation and Green Dot Bank?
A: Green Dot Corporation is a publicly traded Bank Holding Company (NYSE:GDOT) and is regulated by the Board of Governors of the Federal Reserve System. Green Dot Bank, a wholly owned subsidiary of Green Dot Corporation, is a state-chartered community bank located in Provo, Utah and is a member of the Federal Reserve System. As such, it is regulated by the Board of Governors of the Federal Reserve System and the State of Utah Department of Financial Institutions and its deposits are insured by the FDIC. In addition to being a full service bank providing traditional banking products and services to the Provo community, Green Dot Bank also specializes in providing low cost, pro-consumer deposit accounts, including checking accounts and prepaid cards, distributed to consumers nationwide through retail stores and online.
Q3: Are prepaid cards issued by Green Dot Bank regulated bank accounts? Do they have the same consumer protections as other bank accounts?
A:  Yes. All Green Dot Bank deposit accounts, including its prepaid card accounts, are FDIC insured bank accounts that have Regulation E consumer protections. Furthermore, all accounts issued by Green Dot Bank, including the proposed Walmart MoneyCard prepaid card accounts, are subject to full regulation by the Board of Governors of the Federal Reserve System and the State of Utah Department of Financial Institutions.
Q4: Why is GE Capital Retail Bank assigning its rights and obligations to Green Dot Bank and exiting the Walmart MoneyCard program?
A: GE Capital Retail Bank is focused on its core business model of providing consumer credit through retailer and dealer relationships. As such, it believes that the Walmart MoneyCard program can best achieve its full potential by leveraging Green Dot Bank's expertise in the prepaid market and for Green Dot Corporation and its subsidiary bank, Green Dot Bank, to serve Walmart MoneyCard customers directly without GE Capital Retail Bank serving as a third party bank issuer.

Q5: Why is Walmart choosing to partner with Green Dot Bank to be the bank issuer of the Walmart MoneyCard program?
A: Walmart and Green Dot have been integrated partners in the Walmart MoneyCard program since its inception in 2006. The decision to partner with Green Dot Corporation's subsidiary bank, Green Dot Bank, as the issuer of the Walmart MoneyCard program is consistent with Walmart's  operating model of partnering with regulated banks and other financial service providers to bring its customers best-of-breed financial solutions and products.